Exhibit 10.66

AMENDMENT NUMBER FIVE

TO THE GOODRICH CORPORATION OUTSIDE DIRECTOR

PHANTOM SHARE PLAN

(Approved By the Board of Directors on April 20, 2010)

THIS AMENDMENT is made this 8th day of December, 2011, by Goodrich Corporation (hereinafter referred to as the “Company”);

WITNESSETH

WHEREAS, the Company maintains the Goodrich Corporation Outside Director Phantom Share Plan, as approved by the Board of Directors on December 7, 2004 (hereinafter referred to as the “Plan”);

WHEREAS, pursuant to Paragraph 7 of the Plan, the Board of Directors of the Company has maintained the right to amend the Plan from time to time; and

WHEREAS, the Board of Directors of the Company has taken action authorizing this Amendment to the Plan.

NOW, THEREFORE, effective April 21, 2010, the first sentence of paragraph 6(b) of the Plan is hereby deleted and the following inserted in lieu thereof:

(b)	Phantom Share Awards. On each Board Service Anniversary Date, each Outside Director shall receive an annual grant of Phantom Shares (each, a “Phantom Share Award”), equal in number to (i) $110,000, divided by (ii) the Fair Market Value of a Share of Common Stock on such date.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION

By:

Title: